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                                                                   EXHIBIT 10(b)


                            DECHERT PRICE & RHOADS
                              1775 I STREET, N.W.
                            WASHINGTON, D.C. 20006


                               October 27, 1998



The Munder Funds, Inc.
480 Pierce Street
Birmingham, MI 48009

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of common stock (the "Shares") of Munder Growth Opportunities Fund, which is a series of The Munder Funds, Inc. (the "Company"), we have examined such matters as we have deemed necessary, and we are of the opinion that, as permitted by its Articles of Incorporation, and assuming that the Company or its agent receives consideration for the Shares in accordance with the provisions of its Articles of Incorporation, the Shares will be legally and validly issued, will be fully paid, and will be non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 33-54748), and to the use of our name in the prospectuses and statement of additional information contained therein or incorporated therein by reference, and any amendments thereto.

                                                  Very truly yours,


                                                  /s/ DECHERT PRICE & RHOADS